Exhibit 10.15

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into by and between Warehouse Goods, LLC a Delaware Limited Liability Company and subsidiaries, hereinafter referred to as “Company” or “Employer” and Ethan Rudin hereinafter referred to as “Employee,” on the 25 day of February, 2019.

WITNESSETH:

WHEREAS, the Company has instituted a network of employed and contracted employees to assist in the receipt, processing, and dissemination of orders for vaporizers and associated products.

WHEREAS, the Company’s agreements with vendors authorize the Company to sell vaporizers to customers.

WHEREAS, the Company and the Employee mutually desire to enter into an Agreement whereby the Employee agrees to provide certain services to the Company within accepted standards of care and under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1 Recitations. The aforestated recitations are true and correct and are incorporated herein by reference.

2 Definitions. Whenever used in this Agreement, the following terms shall have the definitions contained in this section.

Effective Date: means the last date specified on the signature portion of this Agreement.

3 Employment. The Company hereby employs the Employee as, and in the specific capacity of Chief Financial Officer and the Employee accepts said employment upon the terms and conditions of this Agreement.

4 Employee’s Duties and Responsibilities.

4.1 The Employee shall be responsible for, but not limited to task and duties relating to the position of Chief Financial Officer.

4.2 The Employee shall at all times conduct himself or herself in compliance with all applicable federal, state, and local laws and their rules and regulations and in compliance with the Company’s policies and procedures, and the terms of this Agreement.

4.3 The Employee will occasionally be asked to work additional hours, including but not limited to working trade shows, weekends, and mandatory meetings.

5 Employer’s Responsibilities.

5.1 Administration. The Company shall perform the appropriate administrative, regulatory, marketing, enrollment and other functions necessary for administration of the company, pursuant to applicable state and federal law. The Employer shall make all employment, termination, supervision, discipline and promotion decisions concerning its employees, and will assign employees, at its discretion, to assist the Employee with the Employee’s performance hereunder. The Employer shall provide the Employee such office space, facilities, and supplies as reasonably necessary, in its discretion, to permit the Employee to provide the services described herein. The Employee shall abide by policies and procedures established by the Company.

5.2 Accounting. The Company shall maintain, in accordance with generally accepted accounting principles, such financial accounting records as shall be necessary, ,appropriate and convenient to carry out the purposes of this Agreement. The Company may contract with a third party to carry out any or all of these functions.

5.3 Information. The Company shall provide the Employee with information and data reasonably necessary to carry out the terms and conditions of this Agreement.

6 Compensation & Benefits. The Company shall provide compensation and benefits to the Employee for the continual and complete discharge of his or her duties under this Agreement as specified in attached Exhibit A.

7 Relocation Expense Reimbursements. The Company shall provide relocation expense reimbursements under this agreement as specified in attached Exhibit B, if applicable.

8 Term of Agreement/Termination.

8.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue for the period of one year thereafter. This Agreement shall automatically renew for successive one year periods, unless either party notifies the other of its desire not to renew the Agreement at least 60 days prior to the next scheduled renewal date. This Agreement may also be terminated in accordance with any applicable provision of this Agreement.

8.2 Termination — Without Cause. Either party may terminate this Agreement at any time without cause.

8.3 Employer Right To Terminate — For Cause. The Employer may terminate the Agreement for cause immediately in the event of the occurrence of any of the following events:

8.3.1 Employee violates any applicable law;

8.3.2 Employee’s commission of any act or omission that, in the Company’s sole judgment, subjects the Company to shame or ridicule, or otherwise materially diminishes the reputation and good name of the Company;

8.3.3 Employee is in violation of or engages in conduct which in the Company’s reasonably exercised judgment, is inconsistent with the Employer’s policies, and procedures, business or professional interests;

8.3.4 Employee commits any act or omission that, in the Company’s reasonably exercised judgment creates a conflict of interest or places the Employee in a posture adverse to the best interests of the Company;

8.3.5 Employee becomes unable to perform the Employee’s duties and obligations pursuant to this Agreement, with reasonable accommodation, for a continuous period of more than thirty (30) days or for period of sixty (60) days during any consecutive three hundred sixty-five (365) day period;

8.3.6 Death of the Employee; and

8.3.7 A breach by the Employee of any other term or condition of this Agreement which remains uncured for a period of ten (10) days following receipt of notification from the Company of such breach.

8.4 Obligations upon Termination. Upon termination of this Agreement, neither party shall have any further obligation hereunder except for obligations accruing prior to the date of termination, and those obligations, promises or covenants contained herein which are expressly made to extend beyond the term of the Agreement.

8.5 Employee’s Cooperation Upon Termination. The Employee agrees that for the period of his employment and thereafter for a period of twenty-four (24) months, the Company has the right to receive, open, and / or intercept all mail, and other communications (whether written, or in electronic, or other form) addressed to the Employee at the Company’s address or received by the Company by means of any electronic media, and the right to take possession, for the Company’s own account, any mail or other communication provided such communication relates to the Company’s business, and the Company shall have the further right to endorse the Employee’s name on financial instruments “for deposit” and to deposit for the account of the Company any check, money order or other financial instrument payable to the Employee that is received from any person as payment for product or professional or other services rendered by the Company during the term of this Agreement.

9 Acknowledgements. The Company is engaged in the business of providing vaporizers and related equipment to members of the public and retailers and engages in competition with other businesses that provide herbal vaporizers to members of the public and retailers. Through great time, energy and expense, the Company has developed expertise, programs, systems, methods, practices, and other information as well as contractual and business relationships with vendors and others that enable the Company to compete in the industry. The Employee acknowledges that:

9.1 The Company’s business is highly specialized;

9.2 The expertise, programs, systems, methods, practices, and other information developed, used and maintained by the Company are not generally known by competitors in the industry;

9.3 The Company has a proprietary interest in its programs, systems, methods, practices, and other information developed and maintained by the Company;

9.4 Documents and other information regarding the Company’s business methods, relationships, strategies, costs, programs, systems, methods, practices, and other information developed, used and maintained by the Company are highly confidential and constitute trade secrets; and

9.5 Disclosure of the Company’s confidential and trade secret information would irreparably harm the Company and give unfair advantage to any other person competing with the Company in the industry.

10 Intellectual Property and Confidential Information. In order to induce the Company to hire and to thereafter continue to employ the Employee, the Employee and the Company have entered into a Proprietary Rights and Confidentiality Agreement.

11 Restrictive Covenant. During the term of this Agreement, and for a period of eighteen (18) months after this Agreement has been terminated for any reason, regardless of whether the termination is initiated by the Company or the Employee, the Employee will not without written consent from the Company directly or indirectly, on behalf of himself or herself or on behalf of any other person, firm, company, partnership or business entity:

11.1 solicit any business from any person who is or was a customer or supplier of the Company during a period of five (5) years prior to the termination of the Employee’s employment;

11.2 recruit or solicit any employee of the Company, or person who was employed by the Company during a period of one (1) year prior to the termination of the Employee’s employment, for employment with any other organization which engages directly or indirectly in the business of providing vaporizers and related goods to members of the public;

11.3 own, manage, operate, control, be employed by, participate in, or be connected in any manner whatsoever with the ownership, management, operation, or control of any business engaged in the vaporizer industry or any other business similar to the type of business conducted by the Company.

12 Injunction for Breach. In the event of a breach or threatened breach by the Employee of any of the promises contained in this Agreement, the Employee acknowledges that the Company’s remedy at law for damages will be inadequate and that the Company will be entitled to an injunction, without the requirement of an injunction bond, to prevent and enjoin the Employee from breaching or threatening to breach any of the provisions contained herein. The Company’s application to a court of law for an injunction under this paragraph will not constitute a waiver by the Company or in any way limit or prohibit the Company from pursuing any other remedies available to it in law or equity. The Employee further agrees that:

12.1 the obligations of paragraphs 10 and 11 of this Agreement are independent of any other obligations of the Company, and the existence of any claim or cause of action of the Employee against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the provisions of paragraphs 10 and 11;

12.2 the restrictive covenant provisions of this Agreement are reasonable and necessary to protect the Company’s legitimate business interests, including but not limited to the protection of the Company’s trade secrets and confidential information, relationships with existing and prospective customers and other business relationships, goodwill, and the Company’s investment in training the Employee;

12.3 if any portion of the restrictive covenants of this Agreement are held by a court to be unreasonable, arbitrary, or against public policy for any reason, the restrictive covenant shall be enforced as to a lesser scope, time or geographic area, to the fullest extent possible such that the provision shall not be considered unreasonable or unenforceable;

12.4 if proceedings have to be brought by the Company against the Employee to enforce the restrictive covenant provisions of this Agreement, the period of restriction shall be deemed to begin to run on the date of entry of an order granting the Company injunctive relief, and shall continue uninterrupted for the next succeeding twelve (12) months.

13 Dispute Resolution. In the event of any dispute or claim regarding this Agreement or any part thereof, the parties agree to submit such dispute or claim to binding arbitration. A single arbitrator shall be chosen by mutual agreement between the parties and their respective counsel, who shall render an award within 30 days of the arbitration hearing. The venue for any such arbitration shall be Palm Beach County, Florida. The determination or award rendered therein shall be binding and conclusive upon the parties, and judgment may be entered thereon in accordance with applicable law in any court having jurisdiction over the parties. The prevailing party in any such arbitration proceeding shall recover from the other party his/her/its attorneys fees and costs, which amounts shall be determined by the arbitrator. This paragraph will not be deemed a waiver of the Company’s right to injunctive relief as provided for in this Agreement.

14 Representation. The Employee hereby represents and warrants to the Company that: (a) this Agreement constitutes the legal, valid and binding obligation to the Employee, enforceable against the Employee in accordance with its terms; (b) the execution, delivery and performance of this Agreement has been duly authorized by all required action of the Employee and (c) such execution, delivery and performance does not violate any provisions of any agreement to which the Employee is a party, or any laws or regulations applicable to the Employee.

15 Indemnification. The Employee shall indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers, directors, and shareholders with regard to any threatened, pending or contemplated claim, action, suit, or other type of proceeding, or any final judgment, assessment, fine, or penalty, including, without limitation: (a) any obligations to repay any sums previously paid, directly or indirectly, to the Company with respect to services rendered by the Employee on behalf of the Company if such overpayment results from or is based on the Employee: (i) the Internal Revenue Service upon audit or examination determine that business deductions to the Employee are disallowed as ineligible business deductions to the Company; (ii) professional or general liability claims or judgments are asserted against the Company with respect to acts or omissions of the Employee which exceed applicable insurance proceeds or which are determined to be non-covered by insurance; and (iii) any breach by the Employee of any of the representations and warranties of the Employee contained herein.

16 No Ownership Interest. During the term of this Agreement, the Employee shall not be required to contribute any money towards the Company’s equipment or operations, but likewise the Employee will have no financial interest in the accounts receivable, furniture, equipment, leasehold improvements, property, assets, goodwill or the like of the Company unless otherwise stated in Exhibit A.

17 Reporting Legal Actions.

17.1 Summons or Complaint. The Employee will notify the Company in writing within five (5) working days of being served with a summons, complaint, written claim, or other document alleging negligence or other injury, whether before or during employment by the Company.

17.2 Occurrence or Event. The Employee will orally notify the Company within five (5) working days of any event which raises a reasonable probability that it will result in a legal claim or action against the Employee relating to his/her employment duties.

17.3 Arrest, Indictment or Conviction. The Employee will orally notify the Company immediately, and in writing within five (5) days, of any arrest, indictment or conviction for other than a misdemeanor motor vehicle license infraction.

17.4 Cooperation in Dispute Resolution. The Employee recognizes that certain disputes may arise between the Company and third parties, the resolution of which may require the cooperation of the Employee, including, but not limited to, the Employee’s providing factual information and giving depositions and testimony in judicial and administrative proceedings. The Employee shall, during the term hereof and at all times after termination for a period of five (5) years, cooperate with the Company to allow it to advance its position with respect to such disputes. The Company shall provide reasonable compensation to the Employee and reimburse the Employee for all out-of-pocket expenses incurred in connection with such cooperation, provided that the Employee obtains the Company’s agreement in advance for such expenses and provides the Company with an itemized written account of such reimbursable expenses. The terms and conditions of this Paragraph shall survive termination of this Agreement.

18 Miscellaneous.

18.1 Applicable law. This Agreement, and the rights and obligations of the parties herein, shall be construed, interpreted and enforced in accordance with, and governed by, the laws of the State of Florida, without reference to conflicts of laws principles as applied in that State. Subject to the arbitration provisions of Section 13 above, the parties each consent to the exclusive jurisdiction of any state or federal court located in the County of Palm Beach, State of Florida in all actions or proceedings relating to this Agreement.

18.2 Confidentiality. The parties hereto agree that each shall hold this Agreement and the information contained in this Agreement as confidential and shall not disclose this Agreement or any of its terms or information contained in this Agreement to any non party, except as necessary to carry out the terms herein or as required by state or federal law.

18.3 Heading and captions. Headings and captions used in this Agreement are for convenience only and should not be considered in interpreting the provisions hereof.

18.4 Federal and state law regulations. This Agreement, and the performance thereof, is subject to the requirements of all applicable state and federal laws. Provisions required thereby to be in this Agreement shall be incorporated herein by this reference and shall bind the parties to this Agreement whether or not specifically provided herein.

18.5 Modification. This Agreement, and the attachments hereto, constitute the entire understanding of the parties hereto and no changes, amendments or alterations shall be effective unless in writing and signed by both parties.

18.6 Enforceability. The invalidity or un-enforceability of any terms or conditions hereof shall in no way affect the validity or enforceability of any other term or provision.

18.7 Notice. Any notice required to be given under this Agreement shall be in writing and shall be delivered by certified mail, return receipt requested, to the Employee’s last known residence or to Warehouse Goods, LLC, Attention Aaron LoCascio, Boca Raton, Florida.

18.8 Complete Agreement. This Agreement, together with the Proprietary Rights and Confidentiality Agreement entered into by the parties contemporaneously herewith, constitute the entire understanding of the parties in respect of its subject matter, and supersedes all prior oral agreements and understandings between the parties with respect to its subject matter.

18.9 Waiver. No waiver of any default in the performance of any of the duties or obligations arising under this Agreement shall be valid unless in writing and signed by the waiving party. Waiver of any one default shall not constitute or be construed as creating a waiver of any other default or defaults. No course of dealing between the parties shall operate as a waiver or preclude the exercise of any rights or remedies under this Agreement. Failure on the part of either party to object to any act or failure to act of the other party, or to declare the other party in default, regardless of the extent of such default, shall not constitute a waiver by such party of its rights hereunder.

DocuSigned by:
/s/ Ethan Rudin
Ethan Rudin
Warehouse Goods, LLC

Date	3/14/2019	Date	3/13/2019

EXHIBIT A

Compensation The Company shall pay, to or for the benefit of the Employee as compensation (“Salary”) in the amount of $10,416.66 semi-monthly ($ 250,000.00 per year). The Company shall withhold from each compensation payment made to the Employee the required withholding and other employment-related taxes; as well as any benefits to which the Employee contributes, and any personal expenses incurred by the Employee, the payment for which was advanced by the Company.

Payroll Schedule All employees are paid semi-monthly, on the 5th and the 20th of each month, for the corresponding previous work period.

Benefits The Employee will receive benefits based on employment status in accordance with the requirements as stated in the company’s summary of benefits.

The Employee agrees to keep the terms of this Agreement confidential, and shall not disclose any of the terms and conditions of this Agreement to third parties or otherwise make the terms and conditions of this Agreement public except pursuant to the order of a court of competent jurisdiction or in connection with legal proceedings to enforce the terms and conditions of this Agreement. The Employee acknowledges that the Employee’s breach of this provision is grounds for immediate termination, and further acknowledges that such a breach would cause the Company irreparable harm for which monetary compensation alone would be an inadequate remedy. Accordingly, without limiting any other remedies available to the Company in connection with a breach or threatened breach of this provision, the Company shall be entitled to injunctive relief if the Employee breaches or threatens to breach this provision.

DocuSigned by:
/s/ Ethan Rudin
Ethan Rudin
Warehouse Goods, LLC

Date	3/14/2019	Date	3/13/2019